Exhibit a(2)

                            CERTIFICATE OF AMENDMENT
                                       TO
                           THE CERTIFICATE OF TRUST OF
                         NEUBERGER BERMAN EQUITY SERIES
                      (FORMERLY NEUBERGER BERMAN ABC TRUST)

This Certificate of Amendment ("Amendment") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

1.    The name of the trust: NEUBERGER BERMAN EQUITY SERIES

2. The name under which the trust was originally formed: Neuberger Berman ABC Trust

3.    The date of filing of the original certificate of trust: September 22,
      1998

4. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                    Corporation Service Company
                    1013 Centre Road
                    Wilmington, Delaware  19805
                    New Castle County

5.    This Amendment is effective upon filing.

6. The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the other assets of the Trust generally or other series.

IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Amendment to the Certificate of Trust of Neuberger Berman Equity Series this 7th day of October, 1998.

                               /s/ Stanley Egener
                               -------------------------
                                 Stanley Egener, as Trustee and not individually

                                 Address: 605 Third Avenue
                                 New York, NY 10158

STATE OF NEW YORK
CITY OF NEW YORK

      Before me this 7th day of October, 1998, personally appeared the above-named Stanley Egener, known to me to be the persons who executed the foregoing instrument and who acknowledged that they executed the same.


                              /s/Thomas Fuccillo
                              ------------------------------
                              Notary Public



My commission expires    4/28/99
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